                                                                                                               EX-99.B(h) scappnav

                                                           _____________________
Waddell & Reed,Inc.                  Mutual Funds          Division Office Stamp
P.O. Box 29217                  Net Asset Value (NAV)
Shawnee Mission, KS 66201-9217       Application           _____________________
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

I (We) make application for an account to be established as follows:       Check applicable block:
[ ] A NAV account to be established.                                       [ ] Home Office Personnel
[ ] A new Fund to be added to an existing NAV account.                     [ ] Field Personnel
[ ] An existing non-NAV account to be converted to a NAV account.          [ ] 401(k) Plan with 100 or more eligible employees

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REGISTRATION TYPE (one only)    o SEE REVERSE SIDE FOR ELIGIBLE PURCHASERS o
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
NON RETIREMENT PLAN                                    [ ] Dated Trust  Date of Trust ______________
[ ] Single Name  [ ] Joint Tenants W/ROS               [ ] Declaration of Trust Revocable (Attach CUF 022) NOT AVAILABLE IN ILLINOIS
       TOD   [ ] Yes    [ ] NO                         [ ] Other: ____________________________________________________________
[ ] Uniform Gifts (Transfers) To Minors (UGMA/UTMA)               Use this section for Retirement Plans With Custodians other than Fiduciary Trust Co.

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RETIREMENT PLAN

[ ] Individual IRA                                  [ ] SIMPLE IRA (For a new Plan, attach MRP1659-AA)  [ ] Roth IRA
[ ] Rollover (Qual. plan lump sum distr.)           [ ] Owner-Only Profit Sharing Plan                  [ ] Conversion Roth IRA
                                                        (For a new Plan attach MRP0651-AP)
[ ] Simplified Employee Pension (SEP)               [ ] Owner-Only Money Purchase Plan                  [ ] Education IRA
    (For a new, Plan attach MRP1166-AA)                 (For a new Plan attach MRP0651-AM)
[ ] TSA  [ ] ORP                                    ________________________________________________________________________________
[ ] 457 Plan                                        Employer's Name             (Do Not Abbreviate)
    (For a new Plan attach MRP1401)                 ________________________________________________________________________________
    (If billing is required, attach form CSF 2417)  Street                      City                State               Zip

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
REGISTRATION  [ ] NEW ACCOUNT or  [ ] NEW FUND FOR EXISTING ACCOUNT: |__|__|__|__|__|__|__|-|__|
                                      (Must have same ownership)

                                                                                                      Date of Birth
|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|  |__|__|__|__|__|__|
Individual Name (exactly as desired)/Trustee/Custodian                                              Month  Day   Year

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|  |__|__|__|__|__|__|  ____________
Joint Name (if any, exactly as desired)/Co-Trustee/Minor (for UGMA/UTMA)                            Month  Day   Year   Relationship

________________________________________________________________________________
Mailing Address

________________________ ___________________ ___________________ __________/______-____________
City                     State               Zip                 Telephone

Social Security #: |__|__|__|-|__|__|-|__|__|__|__| or Taxpayer Identification #: |__|__|-|__|__|__|__|__|__|__|

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BENEFICIARY: For Retirement Plan and TOD (Transfer On Death) Accounts Only

   Full Name of Beneficiary         Tax Identification Number        Date of Birth        Relationship      Percent
_______________________________  _______________________________  ____________________  ________________  ___________%

_______________________________  _______________________________  ____________________  ________________  ___________%

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INVESTMENTS Make check payable to Waddell & Reed

101 - W&R Total Return                     105 - W&R International Growth  621 - Income
102 - W&R Growth                           106 - W&R Asset Strategy        622 - Science & Technology
103 - W&R Limited-Term Bond                108 - W&R Science & Technology  623 - Accumulative
104 - W&R Municipal Bond                   109 - W&R High Income           624 - Bond
      (not available for Retirement Plans)                                 625 - International Growth
                                                                           626 - Gold and Government

627 - Continental Income  684 - Asset Strategy
628 - High Income         750 - Cash Management
629 - Vanguard            753 - Government Securities
630 - New Concepts        760 - Municipal Bond
634 - High Income II      762 - Municipal High Income
680 - Retirement Shares   (760 & 752 not available for Retirement Plans)

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                                  Open Account
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
                         |-----------If Retirement Plan-----------|
                                          IRA                         Monthly AIS*   Div./C.G. Distr***  Existing Accounts
    Fund       Amount       Yr.      Deductible or     TOP From            or          (Assumes RR)       to be Converted
(enter code)  Enclosed   of Contr.  Non-Deductible  Another Carrier  Payroll Ded.**  RR    CC    CR           to NAV
             ----------  ---------  --------------  ---------------  --------------  -----------------   -----------------
 |__|__|__|  $_________   19___     ______________        [ ]        $_____________  [ ]   [ ]   [ ]     |_|_|_|_|_|_|_|_|

 |__|__|__|  $_________   19___     ______________        [ ]        $_____________  [ ]   [ ]   [ ]     |_|_|_|_|_|_|_|_|

 |__|__|__|  $_________   19___     ______________        [ ]        $_____________  [ ]   [ ]   [ ]     |_|_|_|_|_|_|_|_|

 |__|__|__|  $_________   19___     ______________        [ ]        $_____________  [ ]   [ ]   [ ]     |_|_|_|_|_|_|_|_|

 |__|__|__|  $_________   19___     ______________        [ ]        $_____________  [ ]   [ ]   [ ]     |_|_|_|_|_|_|_|_|

   Total     $_________                                              $_____________

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  *Attach A15 Authorization Form # (CUF714)
 **Attach Payroll Deduction Authorization (PFM743)
***RR = Reinvest Div/Cap Gain
   CC = Cash Div/Cap Gain
   CR = Cash Div/Reinvest Cap Gain

NAV application must be approved and signed by Division Manager or Regional Vice President for field personnel and 401 (k) plans or Supervisor for Home Office personnel. Refer to the reverse side for more details.

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Check Service (Not available for retirement plans)
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
Send information to establish redemption checking account for:  [ ] United Government Securities  [ ] United Cash Management

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EXPEDITED REDEMPTION: For United Cash Management (UCM) Only.
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
______________________________________________________  ______________________________________________________
Name & Address of Bank/Financial Institution            ABA/Routing # of Bank/Financial Institution

______________________________________________________  ______________________________________________________
Street                                                  Customer's Account Number

______________________________________________________
City                          State          Zip

On UCM Accounts where expedited redemption is requested, Waddell & Reed, Inc. is authorized to honor any requests from anyone for redemption of fund shares so long as the proceeds are transmitted to the identified account. All wires must be transmitted exactly as registered on the UCM Account.
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ELIGIBLE PURCHASERS
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A. EMPLOYEE - Any employee (including retired employees) of Waddell & Reed or its affiliated companies. A retired employee is an individual separated from service from Waddell & Reed or affiliated companies with a vested interest in any Employee Benefit Plan sponsored by Waddell & Reed or its affiliated companies.
B. SALES REPRESENTATIVE - Any sales representative who is licensed to sell the products and/or services of Waddell & Reed or a retired Sales Representative. A retired sales representative is defined as any sales representative who was at the time of separation from service with Waddell & Reed a Senior Account Representative.
C. QUALIFYING FAMILY MEMBERS - Spouses, children, parents (no age limit) of employees and their spouses and sales representatives as defined above.
D. RETIREMENT PLANS - Any Retirement Plan sponsored by Waddell & Reed, Inc. established for the benefit of an employee, sales representative or qualifying family member, as defined above.
E. TRUSTS - Trusts, under which the grantor and the trustee or a co-trustee are each an employee, sales representative or qualifying family member.
F. CUSTODIANS - A custodian pursuant to a Uniform Gifts (or Transfers) to Minors Act purchasing for the child of an employee or sales representative. (The Custodian need not be an Eligible Purchaser.
G. 401(k) PLANS - Any Cash or Deferred Arrangement established pursuant to Internal Revenue Code Section 401(k) which has 100 or more eligible employees.
--------------------------------------------------------------------------------
TERMS AND CONDITIONS
--------------------------------------------------------------------------------
A. NO TRANSFER OF OWNERSHIP - Shares purchased hereunder at net asset value shall not be transferable on the books of the Fund to other than an Eligible Purchaser except upon death of the registered shareholder(s). However, assignments to lending institutions to secure loans are permitted except where otherwise prohibited.
B. JOINT TENANCY - All registered shareholders in a joint tenancy account must be Eligible Purchasers.
C. CHANGES IN REGISTRATION - A change in registration of shares purchased at net asset value will be permitted provided the new registration maintains ownership by an Eligible Purchaser.
D. ISSUANCE OF SHARE CERTIFICATES - A share certificate will not be issued, unless required in connection with a loan.
E. REDEMPTION OF SHARES - Shares may be redeemed as provided in the prospectus of the respective Fund.
F. PURCHASES - The minimum initial purchase is generally $500 for the United Group of Funds and $1000 for Waddell & Reed Funds. Lower minimums apply to certain Retirement Plan purchases. See a prospectus for minimum purchase amounts.
G. GENERAL -
   1. Shares purchased at net asset value will not be added to existing sales load accounts. New accounts will be established.
   2. If shares held in a non-NAV account are converted/transferred into a NAV account, the same terms and conditions that apply to NAV shares will also apply to the converted/transferred shares.
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TERMINATION
--------------------------------------------------------------------------------
A. The right to purchase shares at net asset value may be terminated by Waddell & Reed, Inc. at any time without notice.
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ACKNOWLEDGEMENT
--------------------------------------------------------------------------------
o  I (we) have received a copy of the current prospectus(es) of the Funds selected.
o If purchasing an IRA, I (we) certify that I (we) have read the Retirement Plan and Custody Agreement and agree to the terms and conditions set forth therein, and do hereby establish the Individual Retirement Plan.
o In the case of a 401(k) plan, I (we) certify that more than 100 employees are currently eligible to participate.
--------------------------------------------------------------------------------
o Under penalties of perjury, I certify that the social security number or other taxpayer identification number shown on reverse side is correct (or I am waiting for a number to be issued to me) and (strike the following if not true) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest and dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
--------------------------------------------------------------------------------
   "The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding."

An approved application must be submitted for each initial purchase, each new Fund, and each conversion to NAV. Full payment must accompany the application. No order will be accepted by wire nor by written request except on the approved application. MAIL THIS APPLICATION FOR ANY INITIAL PURCHASE, NEW FUND, AND CONVERSION TO NAV TO THE HOME OFFICE CUSTOMER SERVICE DIVISION. REPEAT PURCHASES IN AN EXISTING FUND ACCOUNT SHOULD BE MAILED TO THE HOME OFFICE CUSTOMER SERVICE DIVISION ACCOMPANIED BY THE TEAR-OFF PORTION OF A CONFIRMATION.
I am eligible to purchase shares at net asset value, I have read all the terms and conditions stated above and understand and agree to all of them.
I agree to notify Waddell & Reed if my account(s) become ineligible of NAV status.

--------------------------------------------------------------------------------------------------------------------

   __________________________________________________    ________________________________________________________
   Signature of Applicant                                Representative Number, if applicable

   __________________________________________________    ________________________________________________________
   Signature of Division Manager/RVP or                  Date
   Supervisor for Home Office Personnel

   ____________________________________________________  ________________________________________________________
   Name of Waddell & Reed Employee or Representative,    Applicant's relationship to Employee or Representative
   if applicable
--------------------------------------------------------------------------------------------------------------------

CUF0025(12/97)

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                              HOME OFFICE USE ONLY
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If a Retirement Plan, Fiduciary Trust Company of New Hampshire accepts appointment as Custodian in accordance with the Custody Agreement, as evidenced by the authorized signature/initials in the OSJ box below.
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OSJ:
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